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                                                                     Exhibit 3.2


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                 KOZMO.COM, INC.

                         EFFECTIVE AS OF MARCH 16, 2000



                                    ARTICLE I

                                     OFFICES

                  SECTION 1.01. REGISTERED OFFICE. The registered office of Kozmo.com, Inc. (the "CORPORATION") in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

                  SECTION 1.02. OTHER OFFICES. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may from time to time require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  SECTION 2.01. ANNUAL MEETINGS. Meetings of stockholders of the Corporation for the election of directors of the Corporation ("DIRECTORS"), and for the transaction of such other business as may properly come before such meeting, shall be held annually at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; PROVIDED, HOWEVER, that no annual meeting of stockholders need be held if all actions, including the election of Directors, required by the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW") to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 hereof.

                  SECTION 2.02. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board of the Corporation (the "CHAIRMAN"), the President of the Corporation (the "PRESIDENT") or the Secretary of the Corporation (the "SECRETARY") or by the recordholders of at least a majority of the shares of stock


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of the Corporation issued and outstanding ("SHARES") and entitled to vote thereat, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

                  SECTION 2.03. NOTICE OF MEETINGS. (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each recordholder of Shares (a "STOCKHOLDER") entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary shall have received from any Stockholder a written request that notices intended for such Stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such Stockholder shall be mailed to the address designated in such request.

                  (b) Notice of a special meeting of Stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of Stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of Stockholders shall state the purpose or purposes of such meeting.

                  SECTION 2.04. WAIVER OF NOTICE. Notice of any annual or special meeting of Stockholders need not be given to any Stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Stockholders need be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

                  SECTION 2.05. ADJOURNMENTS. Whenever a meeting of Stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                  SECTION 2.06. QUORUM. Except as otherwise provided by law or the Amended and Restated Certificate of Incorporation of the Corporation (the "CERTIFICATE OF INCORPORATION"), the recordholders of a majority of the Shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of Stockholders,


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whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of Stockholders, the Stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with
Section 2.05 hereof until a quorum shall be present in person or by proxy.

                  SECTION 2.07. VOTING. Each holder of common stock of the Corporation (the "COMMON STOCK") shall be entitled to one vote for each share of Common Stock held of record by such Stockholder. Each holder of preferred stock of the Corporation (the "PREFERRED STOCK") shall be entitled to one vote for each share of Common Stock into which each such share of Preferred Stock held of record by such Stockholder is convertible. Except as otherwise provided by law, these By-laws, the Certificate of Incorporation or the Second Amended and Restated Stockholders' Agreement dated as of March 16, 2000, among the Corporation and the Stockholders (the "STOCKHOLDERS' AGREEMENT"), when a quorum is present at any meeting of Stockholders, the vote of the recordholders of a majority of the Shares constituting such quorum shall decide any question brought before such meeting.

                  SECTION 2.08. PROXIES. Each Stockholder entitled to vote at a meeting of Stockholders or to express, in writing, consent to or dissent from any action of Stockholders without a meeting may authorize another person or persons to act for such Stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of Stockholders or such action of Stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

                  SECTION 2.09. STOCKHOLDERS' CONSENT IN LIEU OF MEETING. Any action required by the General Corporation Law to be taken at any annual or special meeting of Stockholders, and any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of Shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all Shares entitled to vote thereon were present and voted.

                  SECTION 2.10. CLASS VOTING. (a) SERIES F PREFERRED STOCK. Where the holders of the Series F Preferred Stock of the Corporation (the "SERIES F PREFERRED STOCK") are given the right, under these By-laws, the Certificate of Incorporation or the Stockholders' Agreement, to vote separately as a class, the following shall apply:

                           (i) Each holder of Series F Preferred Stock shall be entitled to one vote for each share of Series F Preferred Stock held of record by such Stockholder.

                           (ii) Holders of the Series F Preferred Stock may exercise their class voting rights at any annual or special meeting of the Stockholders held pursuant to Sections 2.01 and 2.02, respectively, of these By-laws. Special meetings of the holders of the Series F Preferred Stock may be called by the Secretary upon the written request of any holder or holders of Series F Preferred Stock holding more than 10% of the shares of


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         Series F Preferred Stock, such special meeting to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. If a special meeting of the holders of the Series F Preferred Stock is not called by the Secretary within 10 days after personal service of a written request to call such special meeting, then any holder or holders of Series F Preferred Stock holding more than 10% of the shares of Series F Preferred Stock may designate in writing one other holder of Series F Preferred Stock to call such special meeting at the expense of the Corporation. Any holder of Series F Preferred Stock so designated shall have reasonable access to the stock books of the Corporation relating to the Series F Preferred Stock for the sole purpose of calling a meeting of the holders of the Series F Preferred Stock as provided herein.

                           (iii) Written notice of each meeting of the holders of Series F Preferred Stock shall be provided as required under Section
         2.03 hereof.

                           (iv) The presence, in person or by proxy, of the recordholders of a majority of the Series F Preferred shares entitled to vote at a meeting called pursuant to this Section 2.10(a) shall constitute a quorum for the transaction of business at any such meeting.

                           (v) Actions required to be taken at any meeting of the holders of Series F Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by recordholders of Series F Preferred Stock representing at least a majority of the outstanding shares of Series F Preferred Stock.

                  (b) SERIES E PREFERRED STOCK. Where the holders of the Series E Preferred Stock of the Corporation (the "SERIES E PREFERRED STOCK") are given the right, under these By-laws, the Certificate of Incorporation or the Stockholders' Agreement, to vote separately as a class, the following shall apply:

                           (i) Each holder of Series E Preferred Stock shall be entitled to one vote for each share of Series E Preferred Stock held of record by such Stockholder.

                           (ii) Holders of the Series E Preferred Stock may exercise their class voting rights at any annual or special meeting of the Stockholders held pursuant to Sections 2.01 and 2.02, respectively, of these By-laws. Special meetings of the holders of the Series E Preferred Stock may be called by the Secretary upon the written request of any holder or holders of Series E Preferred Stock holding more than 10% of the shares of Series E Preferred Stock, such special meeting to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. If a special meeting of the holders of the Series E Preferred Stock is not called by the Secretary within 10 days after personal service of a written request to call such special meeting, then any holder or holders of Series E Preferred Stock holding more than 10% of the shares of Series E Preferred Stock may designate in writing one other holder of Series E Preferred Stock to call such special meeting at the expense of the Corporation. Any holder of Series E


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         Preferred Stock so designated shall have reasonable access to the stock books of the Corporation relating to the Series E Preferred Stock for the sole purpose of calling a meeting of the holders of the Series E Preferred Stock as provided herein.

                           (iii) Written notice of each meeting of the holders of Series E Preferred Stock shall be provided as required under Section
         2.03 hereof.

                           (iv) The presence, in person or by proxy, of the recordholders of a majority of the Series E Preferred shares entitled to vote at a meeting called pursuant to this Section 2.10(a) shall constitute a quorum for the transaction of business at any such meeting.

                           (v) Actions required to be taken at any meeting of the holders of Series E Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by recordholders of Series E Preferred Stock representing at least a majority of the outstanding shares of Series E Preferred Stock.

                  (c) SERIES D PREFERRED STOCK. Where the holders of the Series D Preferred Stock of the Corporation (the "SERIES D PREFERRED STOCK") are given the right, under these By-laws, the Certificate of Incorporation or the Stockholders' Agreement, to vote separately as a class, the following shall apply:

                           (i) Each holder of Series D Preferred Stock shall be entitled to one vote for each share of Series D Preferred Stock held of record by such Stockholder.

                           (ii) Holders of the Series D Preferred Stock may exercise their class voting rights at any annual or special meeting of the Stockholders held pursuant to Sections 2.01 and 2.02, respectively, of these By-laws. Special meetings of the holders of the Series D Preferred Stock may be called by the Secretary upon the written request of any holder or holders of Series D Preferred Stock holding more than 10% of the shares of Series D Preferred Stock, such special meeting to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. If a special meeting of the holders of the Series D Preferred Stock is not called by the Secretary within 10 days after personal service of a written request to call such special meeting, then any holder or holders of Series D Preferred Stock holding more than 10% of the shares of Series D Preferred Stock may designate in writing one other holder of Series D Preferred Stock to call such special meeting at the expense of the Corporation. Any holder of Series D Preferred Stock so designated shall have reasonable access to the stock books of the Corporation relating to the Series D Preferred Stock for the sole purpose of calling a meeting of the holders of the Series D Preferred Stock as provided herein.

                           (iii) Written notice of each meeting of the holders of Series D Preferred Stock shall be provided as required under Section
         2.03 hereof


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                           (iv) The presence, in person or by proxy, of the
         recordholders of a majority of the Series D Preferred shares entitled to vote at a meeting called pursuant to this Section 2.10(a) shall constitute a quorum for the transaction of business at any such meeting.

                           (v) Actions required to be taken at any meeting of the holders of Series D Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by recordholders of Series D Preferred Stock representing at least two-thirds of the outstanding shares of Series D Preferred Stock.

                  (d) COMMON STOCK. Where the holders of Common Stock are given the right, under these By-laws, the Certificate of Incorporation or the Stockholders' Agreement, to vote separately as a class, the following shall apply:

                           (i) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such Stockholder.

                           (ii) Holders of the Common Stock may exercise their class voting rights at any annual or special meeting of the Stockholders held pursuant to Sections 2.01 and 2.02, respectively, of these By-laws. Special meetings of the holders of the Common Stock may be called by the Secretary upon the written request of any holder or holders of Common Stock holding more than 10%of the shares of Common Stock, such special meeting to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. If a special meeting of the holders of the Common Stock is not called by the Secretary within 10 days after personal service of a written request to call such special meeting, then any holder or holders of Common Stock holding more than 10% of the shares of Common Stock may designate in writing one other holder of Common Stock to call such special meeting at the expense of the Corporation. Any holder of Common Stock so designated shall have reasonable access to the stock books of the Corporation relating to the Common Stock for the sole purpose of calling a meeting of the holders of the Common Stock as provided herein.

                           (iii) Written notice of each meeting of the holders of Common Stock shall be provided as required under Section 2.03 hereof.

                           (iv) The presence, in person or by proxy, of the recordholders of a majority of the Common Stock entitled to vote at a meeting called pursuant to this Section 2.10(b) shall constitute a quorum for the transaction of business at any such meeting.

                           (v) Actions required to be taken at any meeting of the holders of Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by recordholders


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         of Common Stock representing at least a majority of the outstanding shares of Common Stock.



                                   ARTICLE III

                               BOARD OF DIRECTORS

                  SECTION 3.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by Stockholders.

                  SECTION 3.02. NUMBER AND TERM OF OFFICE. From the period beginning on the effective date of these By-laws and ending on October 4, 2000, the number of Directors shall be nine. Thereafter, the number of Directors shall be eight or such other number as shall be fixed from time to time by the Board with the consent of the holders of at least a majority of the Series E Preferred Stock and the holders of at least two-thirds of the Series D Preferred Stock. Directors need not be Stockholders. Directors shall be elected at the annual meeting of Stockholders or, if, in accordance with Section 2.01 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to
Section 2.09 hereof, and each Director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

                  SECTION 3.03. DESIGNATION; ELECTION. (a) The Directors shall be designated as follows:

                           (i) two Directors shall be designated by the holders of at least a majority of the then outstanding Common Stock (voting separately as a class without the holders of Preferred Stock);

                           (ii) three Directors shall be designated by the holders of at least two-thirds of the then outstanding Series D Preferred Stock;

                           (iii) one Director shall be designated by mutual agreement of (A) the holders of at least a majority of the then outstanding Common Stock (voting separately as a class without the holders of Preferred Stock), on the one hand, and (B) at least two-thirds of the then outstanding Series D Preferred Stock on the other hand;

                           (iv) one independent Director shall be designated by at least a majority of the Board and approved by at least a majority of the then outstanding Shares;

                           (v) one Director shall be designated by Amazon.com, Inc. ("AMAZON"); provided that Amazon holds at least 6,500,542 Shares on an as-converted


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         basis, and provided further that such Share ownership represents at least 5% of the Shares then outstanding on an as-converted, fully-diluted basis; and

                           (vi) one Director shall be designated by the holders of at least a majority of the then outstanding Series B Preferred Stock of the Corporation, which Director shall serve until October 4, 2000, on which date such Director shall resign from the Board.

                  (b) The Stockholders shall vote to elect the persons designated according to Section 3.03(a), either at a meeting held for the election of Directors or, if no such meeting is held, by written consent pursuant to Section 2.09 hereof.

                  SECTION 3.04. RESIGNATION. Any Director may resign at any time by giving written notice to the Board, the Chairman or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 3.05. REMOVAL. (a) Each group of Stockholders entitled to designate Directors pursuant to Section 3.03(a) may at any time, by the same vote required under Section 3.03(a), vote to remove any Director designated by such group, with or without cause.

                  (b) The Stockholders shall vote to remove any Director with respect to whom removal has been voted pursuant to Section 3.05(a), either at a meeting held for such purpose or, if no such meeting is held, by written consent pursuant to Section 2.09 hereof.

                  SECTION 3.06. VACANCIES. (a) Each group of Stockholders entitled to designate Directors pursuant to Section 3.03(a) hereof may, by at least the vote required by Section 3.03(a), designate a director to fill a vacancy occurring for any reason with respect to the seat of a Director designated by such group. Such action may be taken at any annual or special meeting of the Stockholders or at a special meeting called by the group, in each case in accordance with the class voting provisions contained in Section 2.10 of these By-laws.

                  (b) The Stockholders shall vote to fill any vacancy occurring on the Board with the person designated pursuant to Section 3.06(a), either at a meeting held for such purpose or, if no such meeting is held, by written consent pursuant to Section 2.09 hereof.

                  (c) Vacancies occurring on the Board shall be filled within 10 days of the date such vacancy is created or immediately before the first action to be taken by the Board after the date such vacancy is created. Unless earlier removed pursuant to Section 3.05 hereof or as otherwise provided in the Stockholders' Agreement, each Director chosen in accordance with this Section
3.06 shall hold office until the next annual election of Directors by the Stockholders and until his successor shall be elected and qualified.

                  SECTION 3.07. MEETINGS. (a) ANNUAL MEETINGS. As soon as practicable after each annual election of Directors by the Stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof.

                  (b) QUARTERLY MEETINGS. Quarterly meetings of the Board shall be held on such dates as the Chairman, the President, the Secretary or a majority of the Board shall determine.

                  (c) NOTICE OF MEETINGS. The Secretary shall give written notice to each Director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director, if by mail, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.
                  (d) PLACE OF MEETINGS. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

                  (e) QUORUM AND MANNER OF ACTING. One-third of the total number of Directors then in office (but in no event less than two if the total number of directorships, including vacancies, is greater than one and in no event a number less than one-third of the total number of directorships, including vacancies) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, these By-laws, the Certificate of Incorporation or the Stockholders' Agreement. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

                  (f) ORGANIZATION. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

                           (i) the Chairman;

                           (ii) the President;

                           (iii) any Director chosen by a majority of the
                  Directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

                  SECTION 3.08. COMMITTEES OF THE BOARD. (a) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; PROVIDED, HOWEVER, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under
Section 251 or 252 of the General Corporation Law, recommending to the Stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these By-laws; PROVIDED FURTHER, HOWEVER, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

                  (b) COMPENSATION COMMITTEE. The Board shall designate up to three non-management Directors to serve on the Compensation Committee of the Board. Two such Directors shall be Directors designated pursuant to Sections 3.03(a)(ii) and 3.03(a)(iii).

                  (c) AUDIT COMMITTEE. The Board shall designate up to three non-management Directors to serve on the Audit Committee of the Board. Two such Directors shall be Directors designated pursuant to Section 3.03(a)(ii).

                  SECTION 3.09. DIRECTORS' CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent is filed with the minutes of the proceedings of the Board or such committee.

                  SECTION 3.10. ACTION BY MEANS OF TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                  SECTION 3.11. COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of Directors. In addition, as determined by the Board, Directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as Directors. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                                    OFFICERS

                  SECTION 4.01. OFFICERS. The officers of the Corporation shall be the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer and Secretary and may include a Chairman, a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, as such other officers or the Chief Executive Officer may designate. Any two or more offices may be held by the same person.

                  SECTION 4.02. AUTHORITY AND DUTIES. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board.

                  SECTION 4.03. TERM OF OFFICE, RESIGNATION AND REMOVAL. (a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

                  (b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the

Chairman, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                  (c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the Shares entitled to vote thereon.

                  SECTION 4.04. VACANCIES. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

                  SECTION 4.05. THE CHIEF EXECUTIVE OFFICER. Subject to the direction of the Board, the Chief Executive Officer shall exercise general direction and supervision of the business and affairs of the Corporation and shall perform such other duties as from time to time may be assigned to him by the Board of Directors. Subject to the direction of the Board, the Chief Executive Officer shall have general authority to sign all certificates, contracts, obligations and other instruments of the Corporation; to execute bonds, deeds, mortgages and contracts in the name and on behalf of the Corporation; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation (other than officers) as the conduct of the business of the Corporation may require; to remove or suspend any employee or agent who shall not have been appointed by the Board; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer or any employee or agent who shall have been elected or appointed by the Board; and, in general, shall perform all duties incident to the office of Chief Executive Officer. In the absence of the Chairman, he shall preside at all meetings of the Board of Directors and the Stockholders.

                  SECTION 4.06. THE PRESIDENT. The President shall have general and active management and control of the business and affairs of the Corporation, subject to the direction of the Chief Executive Officer and the Board, and shall see that all orders and resolutions of the Board are carried into effect. Subject to the direction of the Chief Executive Officer and the Board, the President shall have general authority to sign all certificates, contracts, obligations and other instruments of the Corporation; to execute bonds, deeds, mortgages and contracts in the name and on behalf of the Corporation; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation (other than officers) as the conduct of the business of the Corporation may require; to remove or suspend any employee or agent who shall not have been appointed by the Board; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer or any employee or agent who shall have been elected or appointed by the Board. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Chief Executive Officer or the Board.

                  SECTION 4.07. THE CHIEF OPERATING OFFICER. Subject to the direction of the Chief Executive Officer, the President and the Board, the Chief Operating Officer shall direct and supervise the operations of the Corporation and perform such other duties as may be assigned to him from time to time by the Chief Executive Officer, the President or the Board. Subject to the direction of the Chief Executive Officer, the President and the Board, the Chief Operating Officer shall have general authority to execute bonds, deeds, mortgages and contracts in the name and on behalf of the Corporation; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation (other than officers) as the conduct of the business of the Corporation may require; to remove or suspend any employee or agent who shall not have been appointed by the Board; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer or any employee or agent who shall have been elected or appointed by the Board; and, in general, shall perform all duties incident to the office of Chief Operating Officer.

                  SECTION 4.08. THE CHIEF FINANCIAL OFFICER. Subject to the direction of the Chief Executive Officer, the President and the Board, the Chief Financial Officer shall keep or cause to be kept all books of account and accounting records of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation. Subject to the direction of the Chief Executive Officer, the President and the Board, the Chief Financial Officer shall prepare or cause to be prepared appropriate financial statements for the Corporation, shall perform such other duties as may be assigned to him or her by the Chief Executive Officer, the President or the Board and, in general, shall perform all duties incident to the office of Chief Financial Officer.

                  SECTION 4.09. THE CHIEF TECHNOLOGY OFFICER. Subject to the direction of the Chief Executive Officer, the President and the Board, the Chief Technology Officer shall have general and active management and control of the information technology and systems of the Corporation. Subject to the direction of the Chief Executive Officer, the President and the Board, the Chief Technology Officer shall perform all duties incident to the office of Chief Technology Officer and all such other duties as may from time to time be assigned to him by the Chief Executive Officer, the President or the Board.

                  SECTION 4.10. THE SECRETARY. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of Stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. The Secretary shall give or cause to be given notice of all meetings of Stockholders and of the Board, shall perform such other duties as may be prescribed by the Chief Executive Officer or the Board and shall act under the supervision of the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by the Secretary's signature or by the signature of the Treasurer of the Corporation or an Assistant Secretary or Assistant Treasurer of the Corporation. The Secretary shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Chief Executive Officer or the Board may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board.

                  SECTION 4.11. THE CHAIRMAN. The Chairman shall have the power to call special meetings of Stockholders, to call special meetings of the Board and, if present, to preside at all meetings of Stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to the Chairman by the Board or these By-laws.

                  SECTION 4.12. VICE PRESIDENTS. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Chief Executive Officer and the President and perform such other duties as the Chief Executive Officer, the President or the Board shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

                  SECTION 4.13. ASSISTANT SECRETARIES. Assistant Secretaries of the Corporation ("ASSISTANT SECRETARIES"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

                  SECTION 4.14. THE TREASURER. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. The Treasurer shall disburse the funds of the Corporation under the direction of the Chief Executive Officer, the President and the Board. The Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Chief Executive Officer, the President or the Board shall so request. The Treasurer shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, the Treasurer shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

                  SECTION 4.15. ASSISTANT TREASURERS. Assistant Treasurers of the Corporation ("ASSISTANT TREASURERS"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

                                    ARTICLE V

                       CHECKS, DRAFTS, NOTES, AND PROXIES

                  SECTION 5.01. CHECKS, DRAFTS AND NOTES. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

                  SECTION 5.02. EXECUTION OF PROXIES. The Chairman or the President, or, in the absence or disability of both of them, any Vice President, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the President or any Vice President.


                                   ARTICLE VI

                         SHARES AND TRANSFERS OF SHARES

                  SECTION 6.01. CERTIFICATES EVIDENCING SHARES. Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. If such a certificate is manually signed by one such officer, any other signature on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

                  SECTION 6.02. STOCK LEDGER. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the Shares evidenced by each certificate evidencing Shares issued by the Corporation, the number of Shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name Shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

                  SECTION 6.03. TRANSFERS OF SHARES. Registration of transfers of Shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such Shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

                  SECTION 6.04. ADDRESSES OF STOCKHOLDERS. Each Stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such Stockholder, and, if any Stockholder shall fail to so designate such an address, corporate notices may be served upon such Stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such Stockholder.

                  SECTION 6.05. LOST, DESTROYED AND MUTILATED CERTIFICATES. Each recordholder of Shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any Share or Shares of which he is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the Shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                  SECTION 6.06. REGULATIONS. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing Shares.

                  SECTION 6.07. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of such meeting; PROVIDED, HOWEVER, that the Board may fix a new record date for the adjourned meeting.

                                   ARTICLE VII

                                      SEAL

                  SECTION 7.01. SEAL. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware".


                                  ARTICLE VIII

                                   FISCAL YEAR

                  SECTION 8.01. FISCAL YEAR. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.


                                   ARTICLE IX

                                   AMENDMENTS

                  SECTION 9.01. AMENDMENTS. Subject to the rights of the holders of the Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock set forth in Section 3 of Article III of the Certificate of Incorporation, any By-law (including these By-laws) may be adopted, amended or repealed by the vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors or by written consent of Stockholders pursuant to
Section 2.09 hereof, or by vote of the Board or by a written consent of Directors pursuant to Section 3.09 hereof.

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                 KOZMO.COM, INC.

                               TABLE OF CONTENTS


SECTION                                                                    PAGE

                                    ARTICLE I

                                     OFFICES

 1.01.  Registered Office ................................................   1
 1.02.  Other Offices ....................................................   1


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

 2.01.  Annual Meetings ..................................................   1
 2.02.  Special Meetings .................................................   1
 2.03.  Notice of Meetings ...............................................   2
 2.04.  Waiver of Notice .................................................   2
 2.05.  Adjournments .....................................................   2
 2.06.  Quorum ...........................................................   3
 2.07.  Voting ...........................................................   3
 2.08.  Proxies ..........................................................   3
 2.09.  Stockholders' Consent in Lieu of Meeting .........................   3
 2.10.  Class Voting .....................................................   3


                                   ARTICLE III

                               BOARD OF DIRECTORS

 3.01.  General Powers ...................................................   6
 3.02.  Number and Term of Office ........................................   6
 3.03.  Designation; Election ............................................   7
 3.04.  Resignation ......................................................   7
 3.05.  Removal ..........................................................   8
 3.06.  Vacancies ........................................................   8
 3.07.  Meetings .........................................................   8
 3.08.  Committees of the Board ..........................................   9
 3.09.  Directors' Consent in Lieu of Meeting ............................  10


SECTION                                                                    PAGE

 3.10.  Action by Means of Telephone or Similar Communications Equipment..  10
 3.11.  Compensation .....................................................  11


                                   ARTICLE IV

                                    OFFICERS

 4.01.  Officers .........................................................  11
 4.02.  Authority and Duties .............................................  11
 4.03.  Term of Office, Resignation and Removal ..........................  11
 4.04.  Vacancies ........................................................  12
 4.05.  The Chief Executive Officer ......................................  12
 4.06.  The President ....................................................  12
 4.07.  The Chief Operating Officer ......................................  12
 4.08.   The Chief Financial Officer .....................................  13
 4.09    The Chief Technology Officer ....................................  13
 4.10.  The Secretary ....................................................  13
 4.11.   The Chairman ....................................................  14
 4.12.   Vice Presidents .................................................  14
 4.13.  Assistant Secretaries ............................................  14
 4.14.  The Treasurer ....................................................  14
 4.15.  Assistant Treasurers .............................................  14


                                    ARTICLE V

                       CHECKS, DRAFTS, NOTES, AND PROXIES

 5.01.  Checks, Drafts and Notes .........................................  15
 5.02.  Execution of Proxies .............................................  15


                                   ARTICLE VI

                         SHARES AND TRANSFERS OF SHARES


 6.01.  Certificates Evidencing Shares ...................................  15
 6.02.  Stock Ledger .....................................................  15
 6.03.  Transfers of Shares ..............................................  16
 6.04.  Addresses of Stockholders ........................................  16
 6.05.  Lost, Destroyed and Mutilated Certificates .......................  16
 6.06.  Regulations ......................................................  16
 6.07.  Fixing Date for Determination of Stockholders of Record ..........  16


SECTION                                                                    PAGE

                                   ARTICLE VII

                                      SEAL


 7.01.  Seal .............................................................  17


                                  ARTICLE VIII

                                   FISCAL YEAR

 8.01.  Fiscal Year ......................................................  17


                                   ARTICLE IX

                                   AMENDMENTS

9.01.  Amendments ........................................................  17